UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 1, 2016

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 621-7722

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 1, 2016, at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Ironwood Pharmaceuticals, Inc. (the “Company”), the stockholders of the Company voted on the following proposals:

•                  Re-election of three Class III directors of the Company, each to serve a three-year term;

•                  Reapproval of the material terms of the performance goals under the Company’s Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan (the “2010 Plan”), pursuant to the performance-based compensation exemption requirements of Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”); and

•                  Ratification of the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

The final voting results for the Annual Meeting are as follows:

1.                                      The stockholders re-elected Marsha H. Fanucci, Terrance G. McGuire, Edward P. Owens and Christopher T. Walsh as Class III directors, each to serve on the board of directors of the Company for a three-year term until the annual meeting of stockholders to be held in 2019 or until his or her successor is duly elected and qualified or until his or her death, resignation or removal, based on the following votes:

Director Nominee	For	Withheld	Broker Non-Votes

Marsha H. Fanucci	115,265,362	365,918	6,185,774

Terrance G. McGuire	114,605,357	1,025,923	6,185,774

Edward P. Owens	101,361,479	14,269,801	6,185,774

Christopher T. Walsh	88,173,898	27,457,382	6,185,774

2.                                      The stockholders reapproved the material terms of the performance goals under 2010 Plan, pursuant to the performance-based compensation exemption requirements of Section 162(m), based on the following votes:

For	Against	Abstain	Broker Non-Votes

82,794,751	32,625,435	211,094	6,185,774

3.                                      The stockholders ratified the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016, based on the following votes:

For	Against	Abstain	Broker Non-Votes

121,279,242	259,385	278,427	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 3, 2016	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Senior Vice President, Chief Legal Officer
and Secretary